Exhibit 99.1

Bolt Biotherapeutics Reports Fourth Quarter and Full Year 2020 Financial Results and Provides Business

Highlights

- Upsized IPO in February 2021 raised $264.5 million in gross proceeds plus Series C raised $93.5 million for a total of $358 million in recent fundraising –

- Advanced first-in-class Boltbody™ ISAC into the clinic in 2020 and continued to expand pipeline of pioneering immuno-oncology assets –

- Reported positive preliminary data from first 20 patients treated with the HER2-targeting Boltbody ISAC

BDC-1001 in ongoing Phase 1/2 clinical trial in early 2021; monotherapy dose expansion and anti-PD-1 antibody combination parts of study expected to start in 2H, 2021 –

REDWOOD CITY, CA, March 31, 2021 – Bolt Biotherapeutics, Inc. (NASDAQ: BOLT) a clinical-stage biotechnology company pioneering a new class of immuno-oncology agents that combine the targeting precision of antibodies with the power of both the innate and adaptive immune systems, today reported financial results for the fourth quarter and full year ended December 31, 2020 and provided an update on recent business highlights.

“Our upsized Initial Public Offering, which we completed in February 2021, leaves us in a strong financial position to execute on our vision of developing this new class of immuno-oncology products to help patients. We continue to enroll patients in the dose escalation part of our Phase 1/2 trial for our lead candidate, BDC-1001, for the treatment of patients with HER2-expressing solid tumors. We reported preliminary clinical results from an initial 20 patients at a data cutoff of January 29, 2021, which demonstrated 4 patients with stable disease and one patient with a confirmed partial response. We’re looking forward to completing the dose escalation and initiating both the monotherapy Phase 2 dose expansions part and the combination studies with an anti-PD-1 antibody part later in 2021,” said Randall C. Schatzman, Ph.D., Chief Executive Officer of Bolt. “We continue to progress our broader pipeline of targeted immunotherapies derived from our Boltbody™ ISAC platform, a novel technology that can be applied across a diverse range of tumor targets and has the potential to enable cancer patients to generate immunological memory against their own tumors. We plan to advance our second Boltbody ISAC BDC-2034, which targets the cancer antigen CEA, into the clinic in 2022.”

Recent Business Highlights and Anticipated Milestones

•

Completed upsized Initial Public Offering in February 2021 – In February 2021, Bolt completed its Initial Public Offering (IPO) of 13,225,000 shares of common stock, inclusive of the full exercise by the underwriters of their option to purchase 1,725,000 shares, at a public offering price of $20.00 per share. Gross proceeds from the IPO were $264.5 million and net proceeds from the offering, after deducting underwriting discounts, commissions and offering expenses, were approximately $241.7 million.

•

Reported preliminary clinical results from the first 20 patients from the ongoing Phase 1/2 trial of lead candidate BDC-1001 for the treatment of patients with HER2-expressing solid tumors –BDC-1001 is a human epidermal growth factor receptor 2, or HER2, Boltbody Immune-Stimulating Antibody Conjugate (ISAC) comprised of a HER2-targeting biosimilar of trastuzumab conjugated to one of Bolt’s proprietary TLR7/8 agonists, for the treatment of patients with HER2-expressing solid tumors, including HER2-low tumors. A Phase 1/2 study evaluating BDC-1001 in patients with HER2-expressing cancers, which includes patients with breast and gastric cancers that are refractory to Herceptin® and Kadcyla®, as well as cancers for which no HER2-targeting therapies have yet been approved, is ongoing. Bolt is currently enrolling patients in the dose escalation portion of the trial. As of January 29, 2021, Bolt had treated 20 patients and BDC-1001 appeared to be well tolerated with mild to moderate adverse events and no dose-limiting toxicities or drug-related serious adverse events were observed. Clinical activity was seen in the form of stable disease, reductions in tumor volume including a confirmed partial response and increases in pharmacodynamic markers that Bolt believes are consistent with its proposed mechanism of action. Later this year, Bolt plans to advance to part 3 of the trial, monotherapy Phase 2 dose expansion cohorts, and part 2, BDC-1001 dose escalation in combination with an anti-PD-1 antibody.

•

Strengthened Board of Directors with appointment of Kathleen LaPorte – In January 2021, Kathleen LaPorte joined the Board of Directors as Chair of Bolt’s Audit Committee. Ms. LaPorte has more than 30 years of experience in building and operating private and public biotech companies as former chief executive officer of Nodality Inc. and a founding partner of New Leaf Venture Partners. The addition increased Bolt’s board to eight members.

•

Published data in Nature Cancer highlighting proof of concept for Boltbody ISAC platform to eliminate tumors following systemic administration – In December 2020, Bolt announced the publication of a manuscript in Nature Cancer highlighting the development and use of Boltbody™ ISACs for the treatment of HER2-expressing tumors in preclinical models. The data indicate that Boltbody ISACs activate the innate and adaptive immune systems, ultimately resulting in complete tumor regressions in multiple tumor models and durable anti-tumor immunity. ISAC-mediated immunological memory extended beyond the target antigen as ISAC-treated mice were protected from re-challenge with the parental tumor lacking HER2 expression.

•

Completed an oversubscribed $93.5 million Series C financing with notable crossover investors – In July 2020 and January 2021, the Company raised funding to support BDC-1001 and continued development of the Boltbody ISAC platform and Bolt’s pipeline of immuno-oncology programs. Sofinnova Investments led the investment, which included notable crossover investors RA Capital Management, Surveyor Capital (a Citadel Company), Rock Springs Capital and Samsara BioCapital.

Upcoming Events

•

Bolt’s Chief Scientific Officer David Dornan, Ph.D. will present a talk on BDC-1001 as part of “New Drugs on the Horizon: Part 2” at the American Association for Cancer Research (AACR) Virtual Annual Meeting on Saturday, April 10, 2021, from 4:00 PM - 5:45 PM ET.

•

Manish R. Sharma, M.D. of START Midwest, a principal investigator in Bolt’s ongoing BDC-1001 Phase 1/2 trial, will present a trial-in-progress e-poster entitled “CT218 - Phase 1/2 study of a novel HER2 targeting TLR7/8 immune-stimulating antibody conjugate (ISAC), BDC-1001” in the session “PO.CT08.01 - Phase I Clinical Trials in Progress” at AACR on Saturday, April 10, 2021, from 8:30 AM - 11:59 PM ET.

•	Bolt’s CEO, Randall Schatzman, Ph.D., will present a corporate overview at the virtual 20th Annual Needham Virtual Healthcare Conference on Thursday, April 15, 2021 at 10:15 AM ET.

Fourth Quarter and Full Year 2020 Financial Results

Cash Position – Cash, cash equivalents, and marketable securities were $22.8 million as of December 31, 2020, as compared to $34.8 million as of December 31, 2019. Total cash, cash equivalents, and marketable securities at December 31, 2020 does not include total net proceeds of approximately $293.6 million from Bolt’s C-2 convertible preferred stock offering in January 2021 and its IPO in February 2021. Bolt expects its cash balance to fund operations into 2023, through achievement of key milestone for the BDC-1001 and BDC-2034 programs.

Research and Development (R&D) Expenses – R&D expenses were $14.9 million for the quarter and $40.4 million for the full year ended December 31, 2020, compared to $7.4 million and $26.0 million for the same quarter and year in 2019. The increase in R&D spending from 2019 to 2020 is due primarily to the 2020 start of Bolt’s Phase 1/2 clinical trial for BDC-1001, increased manufacturing of BDC-1001 to support the clinical trial and additional hiring.

General and Administrative (G&A) Expenses – G&A expenses were $2.1 million for the quarter and $9.1 million for the full year ended December 31, 2020, compared to $2.1 million and $5.2 million for the same quarter and year in 2019. The increase in G&A spending from 2019 to 2020 is due primarily to an increase in accounting and legal fees associated with IPO preparation and additional hiring to support operations as a public company.

Loss from Operations – Loss from operations was $16.9 million for the quarter and $49.2 million for the full year ended December 31, 2020 compared to $9.5 million and $31.0 million for the same quarter and year in 2019.

About Bolt Biotherapeutics, Inc.

Bolt Biotherapeutics, Inc. is a clinical-stage immuno-oncology company developing tumor-targeted therapies that leverage the power of the innate and adaptive immune systems. Bolt’s proprietary Boltbody™ Immune-stimulating Antibody Conjugate (ISAC) approach combines an antibody that targets a tumor antigen with an immune stimulant that triggers an innate and adaptive immune response in the tumor microenvironment. These systemically-delivered Boltbody ISACs are designed to target tumor cells for elimination by myeloid cells, which are then activated and recruit the adaptive immune system in the anti-tumor response. This leads to the conversion of immunologically “cold” tumors to “hot” tumors. Bolt’s lead candidate, BDC-1001, is a Boltbody ISAC comprised of a HER2-targeting biosimilar of trastuzumab conjugated with a non-cleavable linker to one of Bolt’s proprietary TLR7/8 agonists for the treatment of patients with HER2-expressing solid tumors. Bolt is also advancing BDC-2034, a Boltbody ISAC targeting CEA, and a pipeline of other immuno-oncology products.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our clinical trials, the timing of enrollment for our Phase 1/2 trial for BDC-1001 for the treatment of patients with HER2-expressing solid tumors, the timing of our Phase 2 dose expansion part and the combination with an anti-PD-1 antibody part, the timing that Boltbody ISAC BDC-2034 will enter clinical trials, our ability to fund our clinical programs and the sufficiency of our cash, cash equivalents, and marketable securities, our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the potential product candidates that we develop may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; such product candidates may not be beneficial to patients or become commercialized. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020. These filings, when available, are available on the investor relations section of our website at investors.boltbio.com and on the SEC’s website at www.sec.gov.

BOLT BIOTHERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	For the three months ended December 31,		For the years ended December 31,
	2020	2019	2020	2019
Collaboration Revenue	$—	$65	$231	$215
Operating expenses:
Research and development	14,864	7,435	40,357	26,002
General and administrative	2,058	2,137	9,056	5,182

Total operating expense	16,922	9,572	49,413	31,184

Loss from operations	(16,922)	(9,507)	(49,182)	(30,969)
Other income (expense), net
Interest income, net	12	145	199	524
Change in fair value of preferred stock right liability	(14,125)	—	(11,745)	(42)

Total other income (expense), net	(14,113)	145	(11,546)	482

Net loss and comprehensive loss	$(31,035)	$(9,362)	$(60,728)	$(30,487)

Net loss per share, basic and diluted	$(14.58)	$(4.55)	$(28.89)	$(15.29)

Weighted-average shares outstanding, basic and diluted	2,129,133	2,056,459	2,102,328	1,993,477

BOLT BIOTHERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$5,542	$34,826
Short-term investments	17,296	—
Prepaid and other current assets	2,523	1,074

Total current assets	25,361	35,900
Property and equipment, net	4,083	1,387
Operating lease right-of-use asset	12,267	10,079
Finance lease right-of-use asset	34	51
Restricted cash	1,565	584
Deferred offering costs	2,357	—
Other assets	875	446

Total assets	$46,542	$48,447

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,598	$2,095
Accrued expenses and other current liabilities	6,663	2,866
Deferred revenue	1,502	599
Operating lease liabilities	1,501	3,096

Total current liabilities	11,264	8,656
Operating lease liabilities, net of current portion	9,376	7,089
Deferred revenue	—	972
Convertible preferred stock purchase right liability, non-current	25,224	—
Other Long-term liabilities	329	71

Total liabilities	46,193	16,788
Convertible preferred stock	105,296	77,505
Stockholders’ equity (deficit)
Common stock	—	—
Additional paid-in capital	3,452	1,825
Accumulated deficit	(108,399)	(47,671)

Total stockholders’ equity (deficit)	(104,947)	(45,846)

Total liabilities. convertible preferred stock and stockholders’ equity (deficit)	$46,542	$48,447

BOLT BIOTHERAPEUTICS, INC.

STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(60,728)	$(30,487)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	611	335
Stock-based compensation	1,420	508
Accretion of premium/discount on short-term investments	34	—
Change in fair value of convertible preferred stock purchase right liabilities	11,745	42
Non-cash lease expense	1,893	994
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,878)	(620)
Accounts payable and accrued expenses	2,882	2,121
Operating lease liabilities	(3,389)	(823)
Deferred revenue	(69)	1,571
Other long-term liabilities	171	16

Net cash used in operating activities	(47,308)	(26,343)

Cash flows from investing activities
Purchase of property and equipment	(3,262)	(508)
Purchases of short-term investments	(33,229)	—
Maturities of short-term investments	15,899	—

Net cash used in investing activities	(20,592)	(508)

Cash flows from financing activities
Repayments of financing lease obligations	—	(40)
Proceeds from issuance of convertible preferred stock, purchase rights and warrants, net of issuance costs	41,270	48,595
Payments of deferred offering costs	(1,967)	—
Proceeds from issuance of common stock and warrants	294	72

Net cash provided by financing activities	39,597	48,627

Net (decrease) increase in cash, cash equivalents and restricted cash	(28,303)	21,776
Cash, cash equivalents and restricted cash at beginning of year	35,410	13,634

Cash, cash equivalents and restricted cash at end of year	$7,107	$35,410

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$5,542	$34,826
Restricted cash	1,565	584

Total cash, cash equivalents and restricted cash	$7,107	$35,410

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